Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Entergy Corporation
Entergy Arkansas, LL
C
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy Texas, Inc.
System Energy Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	1	Equity	Entergy Corporation Common Stock, par value $.01 per share	Rule 457(r)	—	—	—	—	$0.00

		Equity	Entergy Corporation Preferred Stock, no par value	Rule 457(r)	—	—	—	—	$0.00

		Other	Entergy Corporation Depositary Shares	Rule 457(r)	—	—	—	—	$0.00

		Debt	Entergy Corporation Senior Notes	Rule 457(r)	—	—	—	—	$0.00

		Debt	Entergy Corporation Junior Subordinated Debentures	Rule 457(r)	—	—	—	—	$0.00

		Debt	Entergy Arkansas, LLC First Mortgage Bonds	Rule 457(r)	—	—	—	—	$ 0.00

		Equity	Entergy Arkansas, LLC Preferred Membership Interests	Rule 457(r)	—	—	—	—	$ 0.00

		Debt	Entergy Louisiana, LLC Collateral Trust Mortgage Bonds	Rule 457(r)	—	—	—	—	$ 0.00

		Debt	Entergy Louisiana, LLC First Mortgage Bonds	Rule 457(r)	—	—	—	—	$ 0.00

		Equity	Entergy Louisiana, LLC Preferred Membership Interests	Rule 457(r)	—	—	—	—	$ 0.00

		Debt	Entergy Mississippi, LLC First Mortgage Bonds	Rule 457(r)	—	—	—	—	$ 0.00

		Equity	Entergy Mississippi, LLC Preferred Membership Interests	Rule 457(r)	—	—	—	—	$ 0.00

		Debt	Entergy Texas, Inc. First Mortgage Bonds	Rule 457(r)	—	—	—	—	$ 0.00

		Equity	Entergy Texas, Inc. Preferred Stock, no par value	Rule 457(r)	—	—	—	—	$ 0.00

		Debt	System Energy Resources, Inc. First Mortgage Bonds	Rule 457(r)	—	—	—	—	$ 0.00

Fees Previously Paid		—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	2	Equity	Entergy Corporation Common Stock, par value $.01 per share	Rule 415(a)(6)	$1,657,982,431		$1,657,982,431			S-3	333-266624	August 8, 2022	$252,968.21

		Total Offering Amount							$0.00

		Total Fees Previously Paid							$0.00

		Total Fee Offsets							$0.00

		Net Fee Due							$0.00
Offering Notes

(1)
In addition to the shares of Entergy Corporation Common Stock, $.01 par value (“Common Stock”), having an aggregate gross sales price of up to $1,657,982,431 described in Note (2), an additional unspecified aggregate initial offering amount or number of the securities of each identified class is being registered under this registration statement as may from time to time be offered by Entergy Corporation, Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, Entergy Texas, Inc. and System Energy Resources, Inc. or sold by selling securityholders, if and as allowed, at unspecified prices, along with an indeterminate amount or number of securities that may be issued upon exercise, settlement, exchange, conversion, stock split, or stock dividend of securities offered hereunder or other similar transaction. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of the registration fee in connection with such additional securities offered hereby, and the registrants will pay “pay-as-you-go registration fees” in accordance with Rules 456(b) and 457(r) under the Securities Act with respect to those additional securities.

(2)
Entergy Corporation previously registered shares of Common Stock having an aggregate gross sales price of up to $1,361,336,918 for offer and sale in connection with its Equity Distribution Sales Agreement, dated May 12, 2021, as amended by the First Amendment to Equity Distribution Sales Agreement, dated May 6, 2024 (as so amended, the “Sales Agreement”), pursuant to a Rule 424(b)(5) filing made with the Securities and Exchange Commission (the “Commission”) on May 6, 2024 (the “First Prospectus Supplement”), under Registration Statement No. 333-266624 filed with the Commission on August 8, 2022 (the “Prior Registration Statement”). The total registration fee associated with the First Prospectus Supplement was $181,095.94, which, after accounting for fees previously paid of $33,495.94 related to unsold securities with a maximum aggregate offering price of $361,336,918 pursuant a Rule 424(b)(5) filing made with the Commission on August 8, 2022, under the Prior Registration Statement, and an offset fee of $1,908.90, was satisfied by a contemporaneous fee payment of the balance of $145,691.10 (the “First Fee”).

Entergy Corporation then registered additional shares of Common Stock having an aggregate gross sales price of up to $1,500,000,000 for offer and sale in connection with its Sales Agreement, pursuant to a Rule 424(b)(5) filing made with the Commission on February 20, 2025 (the “Second Prospectus Supplement”), under the Prior Registration Statement, such that shares of Common Stock having an aggregate gross sales price of up to $1,890,198,698 were offered for sale pursuant to the Second Prospectus Supplement. The total registration fee associated with the Second Prospectus Supplement was $287,243.33, which, after accounting for fees previously paid of $57,593.33 related to unsold securities with a maximum offering price of $390,198,698 under the First Prospectus Supplement, was satisfied by a contemporaneous fee payment of the balance of $229,650 (the “Second Fee”). A maximum aggregate offering price of up to $1,657,982,431 in Common Stock (the “Unsold Shares”) remains unsold under the Second Prospectus Supplement and $252,968.21 of the registration fee previously paid remains unused (attributable to $23,318.21 of the First Fee and all of the Second Fee).
Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Shares are included on this registration statement and the filing fee related to the Unsold Shares will continue to be applied to the offer and sale of such Unsold Shares pursuant to the Sales Agreement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.